EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 1, 2011, between COLOMBIA CLEAN POWER & FUELS, INC., a corporation organized under the laws of Nevada (the “Company”), on the one hand, and the undersigned investors (the “Investors”), on the other hand.

WITNESSETH:

WHEREAS, the Company and the Investors have entered into a Securities Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), pursuant to which each Investor has agreed to (A) purchase units at a purchase price of $100,000 per unit, each unit to consist of (x) 10,000 shares of the Company’s Series A Convertible Preferred Stock, $0.001 par value per share (“Series A Preferred Stock”), and (y) a warrant to purchase 3,500 shares of the Company’s Common Stock, as defined hereinafter, with an exercise price equal to $0.01 per share (the “Investor Warrants“), or (B) convert the outstanding principal amount of such Investor’s Notes (as defined below) into shares of Series A Preferred Stock and in connection therewith receive Investor Warrants; and

WHEREAS, the Company previously accepted subscriptions for $8,000,000 aggregate principal amount of its 10% Secured Convertible Notes due June 30, 2012 (the “Notes”) and warrants (the “Note Warrants”) entitling the holders thereof to purchase an aggregate of 3,200,000 shares of Common Stock, with an exercise price equal to $0.01 per share; and

WHEREAS, as a condition to the consummation of the sale of the Notes and the Note Warrants and to the transactions contemplated by the Purchase Agreement, the Company has agreed to provide to the Investors, the holders of the Notes (the “Noteholders”) and the holders of the Note Warrants (the “Warrantholders”) certain registration rights on the terms and conditions set forth in this Agreement; and

WHEREAS, in connection with the sale of 2,500,000 shares of Common Stock (the “LAF Shares”) by Latin-American Fuels Corporation to certain purchasers (the “LAF Purchasers”) pursuant to the Securities Purchase Agreement dated the date hereof, the Company has agreed to provide to the LAF Purchasers certain registration rights on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Definitions. For purposes of this Agreement, capitalized terms used herein shall have the meanings set forth in the preambles hereto and in this Section 1.

1.1           “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.2           “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company or, in the case of a conversion, reclassification or exchange of such shares of such Common Stock, shares of the stock issued or issuable in respect of such shares of Common Stock, and all provisions of this Agreement shall be applied appropriately thereto and to any stock resulting therefrom.

1.3           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

1.4           “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

1.5           “Holder” shall mean any Investor, Noteholder, Warrantholder or LAF Purchaser that is a holder of Registrable Securities or any transferee of any Investor in accordance with Section 12.

1.6            “Initiating Holders” shall mean Holders, individually or in the aggregate, of greater than fifty percent (50%) of the then-outstanding Series A Preferred Stock.

1.7           “Majority Holders” shall mean Holders, individually or in the aggregate, of greater than fifty percent (50%) of the then-outstanding Registrable Securities.

1.8           “Person” shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

1.9           “Qualified Public Offering” means an underwritten public offering of Common Stock (i) with aggregate gross proceeds to the Company of at least $50 million; (ii) at a public offering price per share (prior to underwriter commissions and expenses) not less than 200% of the then-applicable Conversion Price (as defined in the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of the Company); (iii) upon the closing of which the Common Stock shall be listed for trading on the New York Stock Exchange, the NYSE Amex, the Nasdaq Stock Market or the Toronto Stock Exchange; and (iv) underwritten by an underwriter, or a group of underwriters lead by a manager or managers, approved by the Initiating Holders.

1.10           “Register”, “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement with the Commission in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

1.11           “Registrable Securities” shall mean the (i) shares of Common Stock issued or issuable to the Investors upon conversion of the Series A Preferred Stock, (ii) shares of Common Stock issued or issuable to the Investors upon exercise of the Investor Warrants, (iii) shares of Common Stock issued or issuable to the Noteholders upon conversion of the Notes, (iv) shares of Common Stock issued or issuable to the Warrantholders upon exercise of the Note Warrants, (v) the LAF Shares and (vi) any Common Stock issued or issuable with respect to the Common Stock referred to in clauses (i), (ii), (iii), (iv) and (v) resulting from a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that such shares of Common Stock shall only be treated as Registrable Securities hereunder if and so long as such shares (i) have not been sold in a registered public offering, (ii) have not been sold to the public pursuant to Rule 144 under the Securities Act or any similar or successor rule, (iii) are not then included in an effective registration statement filed pursuant to this Agreement or (iv) are not eligible for sale without registration without volume limitations pursuant to Rule 144 or a successor exemption under the Securities Act.

1.12           “Registration Expenses” shall mean all expenses incurred by the Company in performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the reasonable fees and expenses (subject to documentation thereof) of one counsel for all Holders, and the expense of any special audits incident to or required by any such registration and the expense of any “comfort letters”.

1.13           “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

1.14           “Selling Expenses” shall mean all underwriting discounts and commissions applicable to the sale of Registrable Securities.

2.           Termination.  All of the Company’s obligations under this Agreement to register Registrable Shares and to keep registration statements effective, as set forth hereinafter, shall terminate on the date on which the Holders hold no Registrable Securities or all of the Registrable Securities are eligible for sale under Rule 144 without volume limitations pursuant to Rule 144 or a successor exemption under the Securities Act; provided, that if a registration statement has been filed for the benefit of any Holder prior to the date of such termination, Sections 6, 8, 9, 13, 16, 17, 18, 19, 20, 21 and 22 of this Agreement shall survive any such termination.

3.           Demand Registration.

3.1           Demand Registration.  At any time after December 1, 2011, if the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to Registrable Securities on Form S-1 (or such other appropriate form) for aggregate gross offering proceeds equal to or in excess of $5,000,000, the Company will:

(a)           promptly give written notice of the proposed registration to all other Holders, but in no event later than seven (7) days from the date of such request; and

(b)           as soon as practicable, use its best efforts to cause such registration to be declared effective by the Commission (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under the blue sky or other state securities laws requested by Initiating Holders and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 3:

(i)           in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(ii)          less than forty-five (45) calendar days after the effective date of any registration of the Company declared or ordered effective other than a registration on Form S-3 or Form S-8;

(iii)         if, while a registration request is pending pursuant to this Section 3, the Company determines, in the good faith judgment of the Board of Directors of the Company, with the advice of counsel, that the filing of a registration statement would require the disclosure of non-public material information, the disclosure of which would have a material adverse effect on the Company, or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other significant transaction, the Company shall deliver a certificate to such effect signed by its President to the proposed selling Holders and the Company shall not be required to effect a registration pursuant to this Section 3 until the earlier of (A) three (3) days after the date upon which such material information is disclosed to the public or ceases to be material or (B) 90 days after the Company makes such good faith determination; provided, however, that, without the prior written consent of the Majority Holders, the Company shall not utilize any of (x) this right, (y) the right referenced in Section 5.1(b)(ii) or (z) the right referenced in Section 5.1(b)(iv) (collectively, the “Company Rights”) more than once in any twelve month period; and provided, further, however, that, without the prior written consent of the Majority Holders, the Company shall not register any securities for its own account during such ninety (90) day period; or

(iv)        except as set forth in Section 3.5, after the first such registration pursuant to this Section 3.1 has been declared or ordered effective and remained effective for a period of at least 270 days (or such shorter period in which all Registrable Securities included in such registration have actually been sold thereunder).

Subject to the foregoing clauses (i), (ii), (iii) and (iv), the Company shall file a registration statement covering the Registrable Securities so requested to be registered promptly after receipt of the request of the Initiating Holders and use its best efforts to promptly cause such registration statement to become effective and to remain effective for a period of not less than 270 days (except that such period shall be shortened to the extent that all Registrable Securities are sold thereunder prior to the end of such period).

3.2         Additional Shares to be Included.  The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 3.4 below, include (a) other securities of the Company (the “Additional Shares”) which are held by (i) officers or directors of the Company who, by virtue of agreements with the Company, are entitled to include their securities in any such registration or (ii) other persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration (the “Other Stockholders”), and (b) securities of the Company being sold for the account of the Company.

3.3         Underwriting.

(a)           If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3 and the Company shall include such information in the written notice to other Holders referred to in Section 3.1 above.  The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein and subject to the limitations provided herein.  A Holder may elect to include in such underwriting all or a part of the Registrable Securities it holds.

(b)           The Company shall (together with all Holders, officers, directors and Other Stockholders proposing to distribute their securities through such underwriting) negotiate and enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriter(s) shall be reasonably acceptable to the Company.  The participating Holders may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter or underwriters shall also be made to and for the benefit of the participating Holders and that any or all of the conditions precedent to the obligations of such underwriter or underwriter(s) under such underwriting agreement be conditions precedent to the obligations of the participating Holders.  The Company shall cooperate with the participating Holders in order to limit, to the extent within the Company’s control, any representations or warranties to, or agreements with, the Company or the underwriter or underwriter(s) to be made by the participating Holders only to those representations, warranties or agreements regarding the Holders, the Holders’ Registrable Securities and the Holders’ intended method of distribution and any other representation required by law.

3.4           Limitations on Shares to be Included.  Notwithstanding any other provision of this Section 3, if the representative of the underwriters advises the Initiating Holders in writing that the total number of Registrable Securities and other securities to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Securities and other securities to be sold), then first the Additional Shares and any securities being sold for the account of the Company shall be excluded from such registration and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting shall be allocated first among the participating Holders, in proportion, as nearly practicable, to the respective amounts of Registrable Securities which they have requested to be included in such registration statement.  If the Company or any Holder, officer, director or Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of any such underwriting, such Person may elect to withdraw such Person’s Registrable Securities or Additional Shares therefrom by written notice to the Company and the underwriter and the Initiating Holders.  Any Registrable Securities or other securities excluded shall also be withdrawn from such registration.  No Registrable Securities or Additional Shares excluded from such registration by reason of such underwriters’ marketing limitation shall be included in such registration.

3.5           Additional Demand Registration.  The Company shall only be required to effect one registration under this Section 3; provided, if the Holders are unable to register all of their Registrable Securities because of the operation of Section 3.4 hereof, such Holders shall be entitled to require the Company to effect additional registrations to afford the Holders an opportunity to register all such Registrable Securities.  Such additional registrations shall again be subject to the provisions of this Section 3.

3.6           Effective Registration Statement.  A registration requested pursuant to this Section 3 shall not be deemed to have been effective (a) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least 270 days (or such shorter period in which all Registrable Securities of the participating Holders included in such registration have actually been sold thereunder), (b) if, after a registration statement with respect to registration under this Section 3 has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, and the Registrable Securities covered thereby have not been sold, (c) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration, if any, are not satisfied by reason of a failure by or inability of the Company to satisfy any condition thereof or (d) if, at any time prior to the effective date of the registration statement relating to any registration, the Initiating Holders withdraw such registration request by providing written notice to the Company or as a result of any adverse change affecting the Company’s business, as determined in the sole discretion of the Initiating Holders.

3.7	Rule 415 Limitation.

(a)      Notwithstanding the registration obligations set forth in this Section 3, if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 under the Securities Act, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to any registration statement filed pursuant to this Section 3 as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-1 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

(b)     Notwithstanding any other provision of this Agreement, if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular registration statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such registration statement will be reduced as follows:

(i)	First, the Company shall reduce or eliminate any securities to be included by any Person other than a Holder; and

(ii)	Second, the Company shall reduce Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by the Holders included in such registration statement.

In the event of a cutback hereunder, the Company shall give each Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment.  In the event the Company amends any registration statement in accordance with the foregoing, the Company will use its best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on the original registration statement, as amended

4.           Company Registration.

4.1           Company Registration.  If the Company shall determine to register under the Securities Act any of its equity securities or securities convertible into equity securities either for its own account or the account of a security holder or holders exercising any demand registration rights (including any demand rights exercised by the Other Stockholders), other than a registration (i) in connection with a Qualified Public Offering, (ii) relating solely to employee benefit plans, (iii) relating solely to a Commission Rule 145 transaction, or (iv) on Form S-4 or S-8 (or any successor forms thereto), the Company will:

(a)           promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws), but in no event later than twenty (20) days prior to the anticipated date of the initial filing of a registration statement related thereto; and

(b)           include in such registration (and, subject to the same limitations described in Section 3.1(b)(i), any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, and shall cause to be registered all the Registrable Securities specified in a written request or request, made by any Holder within ten (10) days after receipt of the written notice from the Company described in clause (a) above, except as set forth in Section 4.3 below.  Such written request may specify all or a part of a Holder’s Registrable Securities.

4.2           Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 4.1(a).  The right of any Holder to registration pursuant to this Section 4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any officers, directors or Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.  The participating Holders may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter or underwriters shall also be made to and for the benefit of the participating Holders and that any or all of the conditions precedent to the obligations of such underwriter or underwriter(s) under such underwriting agreement be conditions precedent to the obligations of the participating Holders.  The Company shall cooperate with the participating Holders in order to limit, to the extent within the Company’s control, any representations or warranties to, or agreements with, the Company or the underwriter or underwriter(s) to be made by the participating Holders only to those representations, warranties or agreements regarding the Holders, the Holders’ Registrable Securities and the Holders’ intended method of distribution and any other representation required by law.

4.3           Limitations on Shares to be Included. Notwithstanding any other provision of this Section 4, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation or elimination on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of or eliminate the Registrable Securities to be included in the registration and underwriting.  The Company shall so advise all holders of securities requesting registration, and the number of securities that are entitled to be included in the registration and underwriting shall be allocated as follows: first, if such underwritten offering shall have been initiated by the Company for the sale of securities for its own account, to the Company for securities being sold for its own account, and second, among the Holders and the Other Stockholders, in each case in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and Additional Shares which they had requested to be included in such registration.  If such registration is initiated by Other Stockholders exercising demand registration rights, then the number of shares that may be included in the registration statement and underwriting shall be allocated first to the Other Stockholders exercising such demand registration rights, in proportion, as nearly as practicable, to the respective amounts of Additional Shares, which they had requested to be included in such registration, second, among all Holders of Registrable Securities and the Company for securities being sold for its own account, and in each case in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders and the Company to be included in such registration, and third, among all Other Stockholders not exercising demand registration rights in proportion to the respective amounts of Additional Shares which they had requested to be included in such registration at the time of filing the registration statement.  If any Holder of Registrable Securities or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

5.           Form S-3 Registration.

5.1          At any time that the Company is eligible to file a registration statement on Form S-3, the Initiating Holders shall have the right to submit a written request to the Company requesting that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Holder or Holders.  In such case, the Company shall:

(a)         Promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)         As soon as practicable, use its best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 5.1:

(i)           if Form S-3 is not available for such offering;

(ii)          if the Company determines, in the good faith judgment of the Board of Directors of the Company, with the advice of counsel, that the filing of a registration statement would require the disclosure of non-public material information, the disclosure of which would have a material adverse effect on the Company, or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other significant transaction, the Company shall deliver a certificate to such effect signed by its President to the proposed selling Holders and the Company shall not be required to effect a registration pursuant to this Section 5 until the earlier of (A) three (3) days after the date upon which such material information is disclosed to the public or ceases to be material or (B) 90 days after the Company makes such good faith determination; provided, however, that, without the prior written consent of the Majority Holders, the Company shall not utilize any Company Right more than once in any twelve-month period; and provided, further, however, that, without the prior written consent of the Majority Holders, the Company shall not register any securities for its own account during such ninety (90) day period;

(iii)           in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder; or

(iv)           if the Company delivers notice to the Holders of the Registrable Securities within thirty (30) days of the receipt of such a request that the Company intends to file a registration statement for such public offering pursuant to Section 4.1 within ninety (90) days; provided, however, that, without the prior written consent of the Majority Holders, the Company shall not utilize any Company Right more than once in any twelve-month period.

Notwithstanding anything in this Section 5.1 to the contrary, the number of requests that such majority Holder or Holders are entitled to submit, and accordingly, the number of registrations the Company shall be required to effect, under this Section 5.1 shall be unlimited.

5.2           Registrations effected pursuant to this Section 5 shall not be counted as demands for registration or registrations effected pursuant to Sections 4.1.

6.           Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2, 3, 4 or 5 of this Agreement shall be borne by the Company, except that Selling Expenses shall be borne pro rata by each Holder and Other Stockholder participating in a registration in accordance with the number of shares sold pursuant to that registration.

7.           Registration Procedures.

7.1           In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof and will, at its expense:

(a)           Use its best efforts to cause such registration to become effective and to keep such registration continuously effective for a period of that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such registration statement, as amended from time to time, have been sold and (ii) the date on which all Registrable Securities covered by such registration statement, as amended from time to time, may be sold without volume limitation under Rule 144;

(b)           Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)           Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as required by the Securities Act and as a Holder from time to time may reasonably request;

(d)           Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(e)          List all such Registrable Securities registered in such registration on each securities exchange or automated quotation system on which the Common Stock of the Company is then listed;

(f)           Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g)          Promptly make available for inspection by any selling Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers and directors to supply all information reasonably requested by any such selling Holder, underwriter, attorney or accountant in connection with such registration statement;

(h)          Furnish to each selling Holder upon request, a signed counterpart, addressed to each such selling Holder, of

(i)           an opinion of counsel for the Company, dated the effective date of the registration statement in form reasonably acceptable to the Company and such counsel, covering such matters as are customarily covered in opinions of issuers’ counsel delivered to underwriters in underwritten public offerings of securities; and

(ii)           “comfort” letters signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering such matters as are customarily covered in accountants’ “comfort” letters delivered to underwriters in underwritten public offerings of securities;

(i)           Furnish to each selling Holder upon request a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering;

(j)           Make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(k)          Use its best efforts to register and qualify the Registrable Securities covered by the registration statement under such other securities or blue-sky laws of such jurisdiction as shall be reasonably required by the selling Holders; provided that the Company shall not be required to qualify to do business or file a general consent to services of process in any such states of jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(l)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, with the underwriter(s) of such offering; and

(m)         Notify each selling Holder, promptly after the Company receives notice thereof, of the time which such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed and after such registration statement becomes effective, notify each selling Holder of any request by the Commission that the Company amend or supplement such registration statement or prospectus and of any stop order issued by the Commission in connection therewith.

7.2           It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holders proposing to register Registrable Securities shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and their intended method of distribution of such Registrable Securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

7.3           In connection with the preparation and filing of each registration statement under this Agreement, the Company will give the Holders on whose behalf such Registrable Securities are to be registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to review such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each such Holder such access to the Company’s books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified the Company’s financial statements, as shall be necessary, in the opinion of such Holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Securities Act.

7.4           If any registration statement prepared under this Agreement refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (a) the insertion therein of language, in form and substance satisfactory to such Holder to the effect that the holding by such Holder of such securities does not necessarily make such Holder a “controlling person” of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such Holder of the investment quality of the Company’s debt or equity securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to such Holder.

7.5           The Company shall not file any registration statement, any prospectus or any amendments or supplements thereto in which it (i) characterizes any Holder as an underwriter, unless such characterization is consistent with written information provided by such Holder, (ii) excludes a particular Holder due to such Holder refusing to be named as an underwriter, or (iii) reduces the number of Registrable Securities being registered on behalf of a Holder, except pursuant to this Agreement or with such Holder’s express written authorization.

8.           Indemnification.

8.1           Indemnification by the Company.  The Company will indemnify each Holder, each of its officers, directors, partners, legal counsel and accountants, and each person controlling such Holder within the meaning of the Securities Act or the Exchange Act and the rules and regulations thereunder, and each underwriter, if any, and each Person who controls any underwriter, against all claims, losses, damages, expenses and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any (a) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, “free writing prospectus” as defined in Rule 163 of the Securities Act, offering circular or other document (including any related notification or the like) or any amendments or supplements thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) any violation by the Company of the Securities Act, or any other state or federal securities laws, or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent, but only to the extent, that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance upon and based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

8.2           Indemnification by the Holders.  Each Holder will, severally and not jointly, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company (other than such Holder) or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each Person controlling such Holder or other stockholder, against all claims, losses, damages, expenses and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each of its directors and officers, and each underwriter or control Person, each other Holder and each of their officers, directors and partners and each Person controlling such Holder or other stockholder, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein.  The maximum liability of each Holder for any such indemnification shall not exceed the amount of aggregate net proceeds received by such Holder from the sale of its Registrable Securities (after deducting any Selling Expenses).

8.3           Notices of Claims, Procedures, etc.  Each party entitled to indemnification under this Section 8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at the Indemnified Party’s sole expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless such failure is prejudicial to the ability of Indemnifying Party to defend such claim or action.  Notwithstanding the foregoing, such Indemnified Party shall have the right to employ its own counsel in any such litigation, proceeding or other action if (i) the employment of such counsel has been authorized by the Indemnifying Party, in its sole and absolute discretion, or (ii) the named parties in any such claims (including any impleaded parties) include any such Indemnified Party and the Indemnifying Party and the Indemnified Party shall have been advised in writing (in suitable detail) by counsel to the Indemnified Party either (A) that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, or (B) that there is a conflict of interest by virtue of the Indemnified Party and the Indemnifying Party having common counsel, in any of which events, the legal fees and expenses of a single counsel for all Indemnified Parties with respect to each such claim, defense thereof, or counterclaims thereto shall be borne by Indemnifying Party.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall cooperate to the extent reasonably required and furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom. The indemnification obligation in this Section 8 shall survive the transfer of the Registrable Securities by the Holder.

9.           Contribution. If the indemnification provided for in Section 8.1 or Section 8.2 of this Agreement is unavailable or insufficient to hold harmless an Indemnified Party under such Section, then the Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the claims, losses, damages, expenses and liabilities referred to in Section 8.1 or Section 8.2 of this Agreement in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and the Indemnified Party on the other, in connection with statements or omissions which resulted in such claims, losses, damages, expenses and liabilities, as well as any other relevant equitable considerations, including, without limitation, the relative benefits received by each party from the offering of the securities covered by such registration statement, the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted and the opportunity to correct and prevent any statement or omission.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 9 were to be determined by pro rata or per capita allocation (even if the underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 9.  The amount paid to an indemnified party as a result of the claims, losses, damages, expenses and liabilities referred to in the first sentence of this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim (which shall be limited as provided in Section 8.3 of this Agreement if the Indemnifying Party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Section 9.  Promptly after receipt by an Indemnified Party under this Section 9 of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an Indemnifying Party under this Section 9, such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof if the notice specified in Section 8 of this Agreement has not been given with respect to such action; provided, that the omission to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may otherwise have to any Indemnified Party under this Section 9, except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure to give notice.  The Company and the Holders agree with each other and the underwriter of the Registrable Securities, if requested by such underwriter, that (i) the underwriter’s portion of such contribution shall not exceed the underwriting discount and (ii) the amount of such contribution in respect of any Registered Holder shall not exceed an amount equal to the net proceeds actually received by such indemnifying party from the sale of Registrable Securities in the offering to which the claims, losses, damages, expenses and liabilities of the Indemnified Parties relate.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Each Holder’s obligation to contribute pursuant to this Section 9 is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all such Holders and not joint.

10.           Information by Holder.  Each Holder of Registrable Securities shall furnish to the Company within seven (7) days of any request therefor such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

11.           Lock-Up Agreement.  Each Holder, if requested by the Company and an underwriter of Common Stock, or other securities of the Company, agrees not to sell or otherwise transfer or dispose of any Registrable Securities or other securities of the Company held by such Holder for up to a maximum of 90 days (or such longer period as the managing underwriter shall require, but in no event more than 120 days) following the effective date of a registration statement relating to the Qualified Public Offering (the “Lock-Up Agreement”); provided, however, that a Holder shall not be subject to such Lock-Up Agreement unless all of the executive officers and directors of the Company and persons holding five percent (5%) or more of the outstanding capital stock of the Company enter into similar Lock-Up Agreements and that no such executive officer, director or five percent (5%) shareholder shall be released from such Lock-Up Agreement or have such Lock-Up Agreement modified, unless the Holders are given a similar benefit.

12.           Transfer or Assignment of Registration Rights.  The rights to cause the Company to register securities granted by the Company under this Agreement may be transferred or assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Registrable Securities that (i) is an affiliate of such Holder, (ii) is such Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 200,000 shares of the outstanding Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); provided that the Company is given written notice at or prior to the time of said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights assumes in writing the obligations of a Holder under this Agreement to the Company and other Holders in effect at the time of transfer under all effective agreements.

13.           Exchange Act Compliance.   The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take all actions reasonably necessary to enable Holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the provisions of (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, if applicable or (c) any similar rules or regulations hereunder adopted by the Commission.  Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with the reporting requirements of the Exchange Act.  The Company agrees to use its reasonable best efforts in connection with any sale, transfer or other disposition by any Holder of Registrable Securities pursuant to Rule 144 under the Securities Act, to (i) cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold without any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such name as the selling Holders may reasonably request in writing as promptly as practicable after any sale of Registrable Securities; (ii) make and keep public information available, as those terms are understood and defined in Rule 144, at all times while the Company is subject to this reporting requirements of the Exchange Act; and (iii) furnish to any Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing any such Holder to take advantage of any rule or regulation of the Commission permitting the selling of any such securities without registration.

14.           Limitation of Grant of Additional Registration Rights. Without the consent of the Majority Holders, the Company shall not grant to any Person (other than a Holder of Registrable Securities) any registration rights with respect to securities of the Company, or enter into any agreement, that would entitle the holder thereof to have securities owned by it included in a Demand Registration pursuant to Section 3 herein.

15.           No Conflict of Rights. The Company has not granted any registration rights to any other holder of capital stock of the Company that are superior to those granted to the Holders herein.  The Company, without the consent of Holders representing at least fifty-one percent (51%) of the Registrable Securities held by the Investors, will not hereafter enter into any agreement with respect to its securities which is inconsistent with or superior to the rights granted to the Holders in this Agreement.  Without limiting the generality of the foregoing, without the consent of Holders representing at least fifty-one percent (51%) of the Registrable Securities held by the Investors, the Company will not hereafter enter into any agreement with respect to its securities which grants or modifies any existing agreement with respect to its securities to grant to any holder of its securities in connection with an incidental registration of such securities (a) higher priority to the rights and/or (b) more favorable terms than those granted to the Holders under Sections 2, 3, 4, or 5 of this Agreement.  If pursuant to this Section 15, the Company enters into any such agreement, this Agreement shall be modified to grant the more favorable terms to the Holders and/or the higher priorities to the Holder.

16.           Benefits of Agreement; Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, legal representatives and heirs.  Any entity that is a successor to the Company, by merger or otherwise, shall assume the rights and obligations of the Company under this Agreement. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any other Person.

17.           Complete Agreement; Amendment.  This Agreement constitutes the complete understanding among the parties with respect to its subject matter and supersedes all existing agreements and understandings, whether oral or written, among them.  No amendment, alteration or modification of any provisions of this Agreement shall be valid unless made in writing and signed, on the one hand, by the Majority Holders and, on the other hand, by the Company.

18.           Section Headings.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

19.           Notices.  All notices, offers, acceptances and other communications required or permitted to be given or to otherwise be made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered by hand, first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, if to the Company, at Colombia Clean Power & Fuels, Inc., 245 Sir Francis Drake Boulevard, San Anselmo, CA 94960, Attention: Chief Executive Officer, with a copy to Pryor Cashman LLP, 7 Times Square, New York, New York 10036, Attention:  Eric M. Hellige, Esq., and if to any Holder, at the address of such Holder as set forth in the stock transfer books of the Company.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.  Any party may change the address to which each such notice or communication shall be sent by giving written notice to the other parties of such new address in the manner provided herein for giving notice.

20.           Governing Law.  This Agreement will be deemed to have been made and delivered in New York, New York and will be governed by, and construed in accordance with, the internal laws of the State of New York.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

21.           Counterparts.  This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

22.           Severability.  Any provision of this Agreement which is determined to be illegal, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, prohibition or unenforceability without invalidating the remaining provisions hereof which shall be severable and enforceable according to their terms and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.

COLOMBIA CLEAN POWER & FUELS, INC.

By:	/s/ Edward P. Mooney
	Name:	Edward P. Mooney
	Title:	President and Chief Executive Officer

INVESTOR SIGNATURE PAGE TO COLOMBIA CLEAN POWER & FUELS, INC.
REGISTRATION RIGHTS AGREEMENT

Accepted and Agreed as of the date first above written:

STEELHEAD NAVIGATOR MASTER, L.P.

By:	Steelhead Partners, LLC, its Investment Manager

By:	/s/ Grant Hulse
	Name:	Grant Hulse
	Title:	Director of Finance and Operations

ODYSSEY REINSURANCE COMPANY

By:	Hamblin Watsa Investment Counsel Ltd

By:	/s/ Paul Rivett
	Name:	Paul Rivett
	Title:	Chief Operating Officer

SEASIDE 88, LP

By:	/s/ William Ritger
	Name:	William Ritger
	Title:	Manger of the GP

PINNACLE FAMILY OFFICE INVESTMENTS

By:	/s/ Barry M. Kitt
	Name:	Barry M. Kitt
	Title:	Manager, Pinnacle Family, Office, LLC
the General Partner of Pinnacle Family Office Investments, L.P.
dba Pinnacle III Investments

INVESTOR SIGNATURE PAGE TO COLOMBIA CLEAN POWER & FUELS, INC.
REGISTRATION RIGHTS AGREEMENT

Accepted and Agreed as of the date first above written:

PORTER PARTNERS LP

By:	/s/ Jeffrey H. Porter
	Name:	Jeffrey H. Porter
	Title:	General Partner

HYPOSWISS PRIVATE BANK GENEVE SA FOR ACCOUNT OF THEODORE H. SWINDELLS FAMILY TRUST

By:	/s/ J.D. Braillard Wolfgan Derungs
	Name:	J.D. Braillard Wolfgang Derungs
	Title:	Authorized Signatory

NEXT VIEW CAPITAL FUND, LP

By:	/s/Stewart Flink
	Name:	Stewart Flink
	Title:	Manager

BAROQUE INVESTMENTS LIMITED

By:	/s/ Bernard Pouliot
	Name:	Bernard Pouliot
	Title:	Director

BEN JOSEPH PARTNERS

By:	/s/ Jeffrey H. Porter
	Name:	Jeffrey H. Porter
	Title:	General Partner

GRQ CONSULTANTS, INC., 401K

By:	/s/ Barry Honig
	Name:	Barry Honig
	Title:	Trustee

INVESTOR SIGNATURE PAGE TO COLOMBIA CLEAN POWER & FUELS, INC.
REGISTRATION RIGHTS AGREEMENT

Accepted and Agreed as of the date first above written:

PAUL WINSTON

/s/ Paul Winston

PORTER FAMILY LIVING TRUST DTD 9/5/2006

By:	/s/ Jeffrey H. Porter
	Name:	Jeffrey H. Porter
	Title:	Trustee

JOHN F. STEINMETZ

/s/ John F. Steinmetz

LIFE POWER & FUELS LLC

By:	/s/ Daniel F. Carlson
	Name:	Daniel F. Carlson
	Title:	CFO

EDJ LIMITED

By:	/s/ Jeffrey H. Porter
	Name:	Jeffrey H. Porter
	Title:	Investment Advisor

CRYPTO CORPORATION

By:	/s/ Evelyn Cann
	Name:	Evelyn Cann
	Title:	Vice President

INVESTOR SIGNATURE PAGE TO COLOMBIA CLEAN POWER & FUELS, INC.
REGISTRATION RIGHTS AGREEMENT

Accepted and Agreed as of the date first above written:

LEON BARNARD

/s/ Leon Barnard

RES LIMITED

By:	/s/ Evelyn J. Cann
	Name:	Evelyn J. Cann
	Title:	President

ROGER S. LASH

/s/ Roger S. Lash

HOWARD J. WORMAN

/s/ Howard J. Worman

JENNIFER L. GRAFFMAN

/s/ Jennifer L. Graffman

JEFFREY J. MCLAUGHLIN

/s/ Jeffrey J. McLaughlin

DANA I. DONNELL

/s/ Dana I. Donnell

KEVIN MCGRATH

/s/ Kevin McGrath

INVESTOR SIGNATURE PAGE TO COLOMBIA CLEAN POWER & FUELS, INC.
REGISTRATION RIGHTS AGREEMENT

Accepted and Agreed as of the date first above written:

VAZIRANI VENTURES, LLC

By:	/s/ Raj Vazirani
	Name:	Raj Vazirani
	Title:	President

JACOB SHASHA

/s/ Jacob Shasha